Exhibit 21(a)

ONCOR ELECTRIC DELIVERY COMPANY LLC

SUBSIDIARY LIST

Effective March 9, 2017

As of March 9, 2017, Oncor Electric Delivery Company LLC has no subsidiaries that meet the definition of “significant subsidiary” under Rule 1-02(w) of Regulation S-X (17 CFR 210.1-02(w)).